SUBSIDIARIES OF THE REGISTRANT                                     EXHIBIT 21

    The following is a list of the subsidiaries of Fairfield Communities, Inc. as of February 28, 1994. Each subsidiary, some of which are inactive, is wholly-owned by Fairfield or by a wholly-owned subsidiary of Fairfield, unless otherwise indicated.
                                                       State of
        Subsidiary                                   Incorporation
        ----------                                   -------------
   Fairfield Bay, Inc.                                  Arkansas
   Shirley Realty Company                               Arkansas
   Fairfield Flagstaff Realty, Inc.                     Arizona
   Fairfield Green Valley, Inc.                         Arizona
     Fairfield Broadcasting, Inc.                       Arizona
     Green Valley Water Company                         Arizona
     Fairfield Mortgage Corporation of Arizona          Arizona
   Fairfield Glade, Inc.                                Tennessee
   Fairfield Mortgage Corporation                       Arkansas
   Fairfield Mortgage Acceptance Corporation            Delaware
   Fairfield Sunrise Village, Inc.                      Arizona
     Turesco, Inc.                                      Arizona
     Fairfield Fort Valley, Inc.                        Arizona
   Fairfield Mountains, Inc.                            North Carolina
   Mountains Utility Company                            North Carolina
   Fairfield Homes Construction Company                 Florida
   Northeast Craven Utility Company                     North Carolina
   Fairfield Sapphire Valley, Inc.                      North Carolina
   Jackson Utility Company                              North Carolina
   Intermont Properties, Inc.                           Delaware
   Fairfield Properties, Inc.                           Arizona
   Fairfield River Ridge, Inc.                          Florida
     Harbour Ridge, Ltd.
     (a limited partnership; 35.5.% interest)
   Fairfield Equities, Inc.                             Delaware
   Fairfield Acceptance Corporation                     Delaware
     Fairfield Funding Corporation                      Delaware
   Fairfield Pagosa Realty, Inc.                        Colorado
   Fairfield Fort George, Inc.                          Florida
     Fort George Country Club, Inc.                     Florida
   Caribbean Real Property Company, Inc.                Florida
   Fairfield Communities Purchasing and Design, Inc.    Tennessee
   The Florida Companies                                Florida
   Imperial Life Insurance Company                      Arkansas
   Rock Island Land Corporation                         Florida
   Sunset Hills Land Company of Lauderdale Lakes, Inc   Florida

                                                      EXHIBIT 21 (continued)

                                                        State of
            Subsidiary                                Incorporation
            ----------                                -------------
   Suntree Development Company                           Florida
     St. Andrews Club Management Corporation             Florida
     St. Andrews Realty, Inc.                            Florida
   Commercial Land Equity Corporation                    Florida
   TFC Realty of Indiana, Inc.                           Florida
   Fairfield St. Croix, Inc.                             Delaware
     Sugar Island Associates, Ltd.
     (a limited partnership; 25% interest)
   Fairfield Virgin Islands, Inc.                        Delaware
     Davis Beach Co.
     (a limited partnership; 50% interest)
   Fairfield Myrtle Beach, Inc.                          Delaware
   Ventura Management, Inc.                              Delaware
   First Federal Savings and Loan of Charlotte           North Carolina
     Carolina Financial Services Corporation             North Carolina
     First Residential Mortgage Group, Inc.              North Carolina
     Northbound, Ltd.                                    North Carolina
     North Carolina Financial Services Corporation       North Carolina
     University Financial Service Corporation            North Carolina
   Fairfield Resorts International, Ltd.                 Arkansas
     (a limited partnership; 50% interest)